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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2005

FOREST OIL CORPORATION
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

1-13515	25-0484900
(Commission File Number)	(IRS Employer Identification No.)

1600 Broadway, Suite 2200, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

303.812.1400
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

        (a)   On February 23, 2005, the Board of Directors ("Board") of Forest Oil Corporation ("Forest") ratified and approved Forest's 2005 Annual Incentive Plan ("Plan"), including the performance measures for 2005 performance for the executive officers. Under the Plan, any incentive rewards will be linked to several performance criteria, including total shareholder return, cash costs (such as lease operating expense, transportation expense, and total general and administrative expense), acquisition activities, production levels, and rate of return on capital investments. Each of the performance criteria is tied to a percentage of the target bonus, which is expressed as a percentage of a participant's base salary. In addition to the target level, the Plan includes completion percentages for a range of performance levels, starting at a threshold level (25% of the target level) up to an outstanding level (200% of the target level).

        The Plan is administered by the Compensation Committee of the Board and the President and Chief Executive Officer (for all participant awards other than his own award), although certain administrative elements may be delegated to Forest's senior human resources executive and participation in the Plan is determined by the President and Chief Executive Officer. All performance goals, performance standards, award determinations, and modifications to the Plan must be approved by the Compensation Committee, and the granting of any awards under the Plan is at the sole discretion of the Board. The Plan is attached to this report as Exhibit 10.1.

        (b)   On February 23, 2005, the Board ratified and approved the award of incentive bonus payments under the terms of Forest's 2004 Annual Incentive Plan to participants. The awards related to the performance of services in 2004. A cash bonus was awarded to H. Craig Clark, the President and Chief Executive Officer, in the amount of $450,000, and other executive officers, including among others the following: David H. Keyte, $240,000; Cecil N. Colwell, $105,000; Leonard C. Gurule, $140,000; and Matthew A. Wurtzbacher, $110,000. The 2004 Annual Incentive Plan is attached to this report as Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits.

        (c)   Exhibits

    10.1
    Forest Oil Corporation 2005 Annual Incentive Plan.

    10.2
    Forest Oil Corporation 2004 Annual Incentive Plan.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOREST OIL CORPORATION (Registrant)
Dated: March 1, 2005	By:	/s/ CYRUS D. MARTER IV Cyrus D. Marter IV Vice President—General Counsel and Secretary

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  Item 1.01. Entry into a Material Definitive Agreement.
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES